Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Registration Statement on Form S-1 of our report dated June 22, 2007, relating to the financial statements of Ideation Acquisition Corp., and to the reference to our Firm under the caption “Experts” in the Prospectus.
/s/ ROTHSTEIN, KASS & COMPANY, P.C.
Rothstein, Kass & Company, P.C.
Roseland, New Jersey
June 29, 2007